UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2016

Date of Report (Date of earliest event reported)

Friendable, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1821 S Bascom Ave., Suite 353, Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Friendable, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated October 7, 2016 (the “Alpha SPA”) with Alpha Capital Anstalt (“Alpha Capital”), to issue and sell up to, in principal amount, $1,615,000 of convertible notes, payable in four tranches (the “Alpha Notes”). The first tranche of $465,000 was funded on October 7, 2016 (the “Initial Closing Date”) and the second, third, and fourth tranches of $375,000 each will be funded, respectively, during the first week of each of November 2016, December 2016, and January 2017 (the subsequent closing dates and, with the Initial Closing Date, each a “Closing”).

Pursuant to the Alpha SPA, the Company also issued warrants to Alpha Capital to purchase up to a number of shares of the Company’s common stock (“Common Stock”) equal to the purchase price of the Alpha Notes divided by the conversion price in effect as of the date of Closing (the “Alpha Warrant”). The conversion price as of the Initial Closing Date was $0.0025, and therefore warrants to purchase 186,000,000 shares of the Company’s common stock were issued to Alpha Capital. The Alpha Warrants’ per share exercise price of $0.0030 is equivalent to 120% of the conversion price. The Alpha Notes have a beneficial ownership limitation such that Alpha Capital can never own more than 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Alpha Notes.

For its services as a placement agent for this transaction, Palladium Capital Advisors, LLC (“Palladium”) shall receive compensation of 4% of the aggregate purchase price paid in each Closing, payable in shares of Common Stock equal to 4% of the Alpha Warrant, or 7,440,000 shares of Common Stock.

The foregoing description is qualified in its entirety by reference to the Alpha SPA, Alpha Notes, and Alpha Warrant, which are filed herewith as Exhibits 10.1, 10.2, and 10.3, and incorporated herein by reference.

The Company is using a portion of the proceeds of each Closing to purchase Series A Convertible Participating Preferred Stock of a private entity named Hang With, Inc. (“Hang With”). Alpha Capital is currently Hang With’s majority shareholder. On October 7, 2016, the Company entered into a Securities Purchase Agreement with Hang With (the “Hang With SPA”) to buy up to 330,397 shares of Hang With’s Series A Convertible Participating Preferred Stock (the “Preferred Stock”) for $750,000. On the Initial Closing Date, the Company paid $225,000 and received 99,118 shares of Preferred Stock. The Company will pay Hang With $175,000 on each of the subsequent three Closings. In connection with entering into the Hang With SPA, the Company and Hang With entered into a Software License Agreement (the “License Agreement”) in which Hang With is licensing the intellectual property of its apps to the Company. The Company and Hang With will also be entering into a development agreement for Hang With to help develop the Company’s apps. As part of the Hang With SPA and as compensation for the Company entering into the License Agreement and the future development agreement, Hang With, in addition to issuing 154,185 shares of Preferred Stock on the Initial Closing Date, issued 100,000 shares of its common stock to the Company.

The foregoing description is qualified in its entirety by reference to the Hang With SPA and the License Agreement which are filed herewith as Exhibits 10.4 and 10.5 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company issued the securities described under Item 1.01 in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The Company’s reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipients of the securities were accredited investors.

Item 8.01 Other Events.

On October 13, 2016, the Company issued a press release announcing the transactions with Alpha Capital and Hang Wing. The press release furnished herewith as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit
10.1	Securities Purchase Agreement dated October 7, 2016 by and among the Company and Alpha Capital Anstalt
10.2	Convertible Note dated October 7, 2016 issued by the Company to Alpha Capital Anstalt
10.3	Warrant dated October 7, 2016 issued by the Company to Alpha Capital Anstalt
10.4	Securities Purchase Agreement dated October 7, 2016 by and among the Company and Hang With, Inc.
10.5	Software License Agreement dated October 7, 2016 by and between the Company and Hang With, Inc.
99.1	Press Release, dated October 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friendable, Inc.

Date: October 14, 2016	By:	/s/ Robert Rositano
Robert Rositano
CEO

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